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                                                                     EXHIBIT 6.8
                                 March __, 1996

                         Nicholas-Applegate Mutual Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101

Nicholas-Applegate Securities
600 West Broadway, 30th Floor
San Diego, California 92101

Ladies and Gentlemen:

       This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the following as an additional Portfolio thereunder: Nicholas-Applegate Value Institutional Portfolio.

       In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                            Very truly yours,


                                            ________________________
                                            John D. Wylie, President

AGREED:
Nicholas-Applegate Securities
By:       Nicholas-Applegate Capital
     Management Holdings, L.P.,
     its general partner
By:       Nicholas-Applegate Capital
     Management Holdings, Inc.,
     its general partner


By:_______________________________
     Arthur E. Nicholas, President